EXHIBIT 5(a)

                                  May 15, 1997

BetzDearborn Inc.
4636 Somerton Road
Trevose, Pennsylvania  19053

         Re:  BetzDearborn Inc.
              Employee Stock Purchase Plan of 1997, as amended

Ladies and Gentlemen:

         We have acted as counsel to BetzDearborn Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 400,000 Common Shares, par value $0.10 per share, of the Company (the "Shares"), issuable pursuant to its Employee Stock Purchase Plan of 1997, as amended (the "Plan").

         In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Articles of Incorporation, its By-laws, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company pursuant to the Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company and such Shares, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal laws of the United States and the Pennsylvania Business Corporation Law of 1988, as amended.



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         We consent to the inclusion of this opinion as an exhibit to the
Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ DRINKER BIDDLE & REATH LLP
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                                DRINKER BIDDLE & REATH LLP


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